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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57330, 333-63660, 33-12207, 33-58500, 33-63917,
333-43171, 333-43175, 333-63985 and 333-97031) of M&T Bank Corporation of our
report dated January 10, 2003 relating to the Financial Statements, which appear in this Form 10-K. We also consent to the reference to us under the heading "Experts" in Registration Statements (Nos. 333-57330, 333-63660, 33-12207, 33-58500, 333-43171, 333-43175, 333-63985 and 333-97031).



/s/ PRICEWATERHOUSECOOPERS LLP

Buffalo, New York
February 27, 2003